Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS

•Net income $29 million for second quarter 2024, compared to net income of $28 million in prior quarter, and net income of $23 million for second quarter 2023
•Net income of $57 million or adjusted net income (non-GAAP) of $55 million for first half 2024, compared to net income of $14 million or adjusted net income (non-GAAP) of $45 million for first half 2023
•Solid quarter-over-quarter loan growth of $132 million (2%) and growth in core deposits after experiencing seasonal lows in first quarter
•Quarterly cash dividend of $0.28 per common share paid during second quarter, a 12% increase over first quarter

Green Bay, Wisconsin, July 16, 2024 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced second quarter 2024 net income of $29 million and earnings per diluted common share of $1.92, compared to net income of $28 million and earnings per diluted common share of $1.82 for first quarter 2024, and net income of $23 million and earnings per diluted common share of $1.51 for second quarter 2023. Net income for the six months ended June 30, 2024 was $57 million and earnings per diluted common share of $3.74, compared to net income of $14 million and earnings per diluted common share of $0.91 for the first half of 2023.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter 2023 balance sheet repositioning and third quarter 2023 change in Wisconsin state tax law (as detailed in the Reconciliation of Non-GAAP Financial Measures table below), as well as gains / (losses) on other assets and investments in all periods. For the six months ended June 30, 2024, these non-core items positively impacted earnings per diluted common share $0.13, and negatively impacted earnings per diluted common share $2.07 for the six months ended June 30, 2023.

“Our strong second quarter results are a continuation and improvement of our first quarter results,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “We witnessed growth in our core deposits after experiencing seasonal lows during tax season; loan growth remained strong for our markets; and our core lines of business are each performing well, despite market headwinds.”

Daniels continued, “Our margin continues to improve due to our heavy C&I focus and disciplined deposit pricing. We remain vigilant with credit, see few signs of significant stress in our markets, and unrealized losses are much smaller relative to our balance sheet given the shorter duration of our investment portfolio. Many of the fears the market has about banks, including shrinking margins, tepid loan growth, weakening asset quality due to CRE exposure, and stressed capital levels due to unrealized bond losses, are of limited concern for us at the moment. In short, we remain well positioned to keep producing peer-leading financial metrics for the remainder of the year, which will continue to provide us with strategic optionality going forward.”

Balance Sheet Review
At June 30, 2024, period end assets were $8.6 billion, an increase of $110 million (1%) from March 31, 2024, mostly from solid loan growth. Total loans increased $132 million (2%) from March 31, 2024, with growth in agricultural, commercial and industrial, and residential real estate loans. Total deposits of $7.2 billion at June 30, 2024, increased $75 million from March 31, 2024, mostly noninterest-bearing demand and time deposits. Total capital was $1.1 billion at June 30, 2024, an increase of $28 million over March 31, 2024, with earnings partly offset by the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $29 million and represented 0.34% of total assets at June 30, 2024, minimally changed from $28 million or 0.33% of total assets at March 31, 2024, and $27 million or 0.32% of total assets at June 30, 2023. The allowance for credit losses-loans was $65 million and represented 1.00% of total loans at June 30, 2024, compared to $64 million (or 1.01% of total loans) at March 31, 2024, and $63 million (or 1.01% of total loans) at June 30, 2023. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income and adjusted net income (non-GAAP) was $29 million for second quarter 2024, compared to net income of $28 million or adjusted net income (non-GAAP) of $26 million for first quarter 2024.

Net interest income was $65 million for second quarter 2024, up $3 million from first quarter 2024. Interest income increased $5 million mostly due to the repricing of new and renewed loans in a rising interest rate environment, as well as solid loan growth, while interest expense increased $2 million mainly due to higher average balances. The net interest margin for second quarter 2024 was 3.35%, up 9 bps from 3.26% for first quarter 2024. The yield on interest-earning assets increased 17 bps (to 5.61%) mostly due to higher average rates from the repricing of the loan portfolio and interest recovered upon the payoff of a nonaccrual loan, while the cost of funds increased 8 bps (to 3.09%) for second quarter 2024, attributable mainly to higher cost brokered deposits.

Noninterest income of $20 million for second quarter 2024 was minimally changed from first quarter 2024. Excluding the net asset gains (losses), noninterest income for second quarter 2024 was $19 million, a $1 million increase from first quarter 2024, mostly due to higher net mortgage income. Net asset gains (losses) of $0.6 million for second quarter 2024 were mostly due to the gain on sale of an other investment, while first quarter 2024 included net gains of $1.9 million due to a $1 million gain on sale of an investment security and a $1 million gain on the early extinguishment of subordinated debt.

Noninterest expense of $47 million for second quarter 2024 was also minimally changed from first quarter 2024. Within personnel expense, lower salaries and payroll taxes were substantially offset by higher incentives, while in non-personnel expenses lower snowplowing and equipment maintenance was offset by higher legal and professional fees.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward-Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about our ability to produce peer-leading financial metrics and strategic optionality going forward.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to general competitive, economic, political, regulatory and market conditions. Additional factors which could affect the forward-looking statements contained in this press release can be found under the headings “Forward-Looking Statements” and “Risk Factors” in Nicolet’s 2023 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

Many of these factors are beyond Nicolet’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made. New risks and uncertainties may emerge from time to time, and it is not possible for Nicolet to predict their occurrence or how they will affect Nicolet.

Nicolet qualifies all forward-looking statements by these cautionary statements.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Assets
Cash and due from banks	$109,674	$81,677	$129,898	$109,414	$122,021
Interest-earning deposits	298,856	345,747	361,533	436,466	383,185
Cash and cash equivalents	408,530	427,424	491,431	545,880	505,206
Certificates of deposit in other banks	3,924	5,639	6,374	7,598	9,808
Securities available for sale, at fair value	799,937	803,963	802,573	793,826	921,108
Other investments	60,796	60,464	57,560	58,367	57,578
Loans held for sale	9,450	5,022	4,160	6,500	3,849
Loans	6,529,134	6,397,617	6,353,942	6,239,257	6,222,776
Allowance for credit losses - loans	(65,414)	(64,347)	(63,610)	(63,160)	(62,811)
Loans, net	6,463,720	6,333,270	6,290,332	6,176,097	6,159,965
Premises and equipment, net	120,988	119,962	118,756	117,744	117,278
Bank owned life insurance (“BOLI”)	171,972	170,746	169,392	168,223	167,192
Goodwill and other intangibles, net	391,421	393,183	394,366	396,208	398,194
Accrued interest receivable and other assets	126,279	126,989	133,734	145,719	142,450
Total assets	$8,557,017	$8,446,662	$8,468,678	$8,416,162	$8,482,628

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,764,806	$1,665,229	$1,958,709	$2,020,074	$2,059,939
Interest-bearing deposits	5,476,272	5,500,503	5,239,091	5,162,314	5,138,665
Total deposits	7,241,078	7,165,732	7,197,800	7,182,388	7,198,604
Short-term borrowings	—	—	—	—	50,000
Long-term borrowings	162,433	162,257	166,930	197,754	197,577
Accrued interest payable and other liabilities	62,093	55,018	64,941	61,559	58,809
Total liabilities	7,465,604	7,383,007	7,429,671	7,441,701	7,504,990
Stockholders' Equity:
Common stock	150	149	149	147	147
Additional paid-in capital	639,159	636,621	633,770	626,348	624,897
Retained earnings	507,366	482,295	458,261	431,317	417,863
Accumulated other comprehensive income (loss)	(55,262)	(55,410)	(53,173)	(83,351)	(65,269)
Total stockholders' equity	1,091,413	1,063,655	1,039,007	974,461	977,638
Total liabilities and stockholders' equity	$8,557,017	$8,446,662	$8,468,678	$8,416,162	$8,482,628

Common shares outstanding	14,945,598	14,930,549	14,894,209	14,757,565	14,717,938

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Interest income:
Loans, including loan fees	$97,975	$93,648	$90,265	$87,657	$84,091	$191,623	$163,233
Taxable investment securities	5,056	4,557	4,737	4,351	4,133	9,613	9,094
Tax-exempt investment securities	1,152	1,238	1,394	1,424	1,476	2,390	3,213
Other interest income	4,695	4,588	7,149	6,452	2,357	9,283	3,893
Total interest income	108,878	104,031	103,545	99,884	92,057	212,909	179,433
Interest expense:
Deposits	41,386	38,990	36,583	34,964	29,340	80,376	54,277
Short-term borrowings	—	—	—	474	1,108	—	4,320
Long-term borrowings	2,150	2,234	2,680	2,972	2,570	4,384	5,076
Total interest expense	43,536	41,224	39,263	38,410	33,018	84,760	63,673
Net interest income	65,342	62,807	64,282	61,474	59,039	128,149	115,760
Provision for credit losses	1,350	750	1,000	450	450	2,100	3,540
Net interest income after provision for credit losses	63,992	62,057	63,282	61,024	58,589	126,049	112,220
Noninterest income:
Wealth management fee income	6,674	6,485	6,308	6,057	5,870	13,159	11,382
Mortgage income, net	2,634	1,364	1,856	2,020	1,822	3,998	3,288
Service charges on deposit accounts	1,813	1,581	1,475	1,492	1,529	3,394	3,009
Card interchange income	3,458	3,098	3,306	3,321	3,331	6,556	6,364
BOLI income	1,225	1,347	1,161	1,090	1,073	2,572	2,273
Asset gains (losses), net	616	1,909	5,947	31	(318)	2,525	(38,786)
Deferred compensation plan asset market valuations	169	59	949	(457)	499	228	1,445
LSR income, net	1,117	1,134	1,027	1,108	1,135	2,251	2,290
Other noninterest income	1,903	2,445	2,405	1,879	1,900	4,348	3,732
Total noninterest income	19,609	19,422	24,434	16,541	16,841	39,031	(5,003)
Noninterest expense:
Personnel expense	26,285	26,510	26,937	23,944	23,900	52,795	48,228
Occupancy, equipment and office	8,681	8,944	9,567	9,027	8,845	17,625	17,628
Business development and marketing	2,040	2,142	1,854	1,869	1,946	4,182	4,067
Data processing	4,281	4,270	7,043	4,643	4,218	8,551	8,206
Intangibles amortization	1,762	1,833	1,842	1,986	2,083	3,595	4,244
FDIC assessments	990	1,033	950	1,500	1,009	2,023	1,549
Merger-related expense	—	—	—	—	26	—	189
Other noninterest expense	2,814	2,415	2,103	2,769	2,930	5,229	5,721
Total noninterest expense	46,853	47,147	50,296	45,738	44,957	94,000	89,832
Income before income tax expense	36,748	34,332	37,420	31,827	30,473	71,080	17,385
Income tax expense	7,475	6,542	6,759	14,669	7,878	14,017	3,688
Net income	$29,273	$27,790	$30,661	$17,158	$22,595	$57,063	$13,697
Earnings per common share:
Basic	$1.96	$1.86	$2.07	$1.16	$1.54	$3.82	$0.93
Diluted	$1.92	$1.82	$2.02	$1.14	$1.51	$3.74	$0.91
Common shares outstanding:
Basic weighted average	14,937	14,907	14,823	14,740	14,711	14,922	14,703
Diluted weighted average	15,276	15,249	15,142	15,100	14,960	15,263	15,011

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except share & per share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Selected Average Balances:
Loans	$6,496,732	$6,398,838	$6,263,971	$6,230,336	$6,237,757	$6,447,785	$6,219,868
Investment securities	881,190	884,775	897,437	962,607	1,068,144	882,982	1,287,123
Interest-earning assets	7,733,097	7,629,120	7,683,495	7,676,895	7,497,935	7,681,109	7,663,344
Cash and cash equivalents	374,176	364,375	558,473	513,250	203,883	369,276	166,015
Goodwill and other intangibles, net	392,171	393,961	395,158	397,052	399,080	393,066	400,140
Total assets	8,481,186	8,380,595	8,415,169	8,417,456	8,228,600	8,430,891	8,398,667
Deposits	7,183,777	7,112,971	7,189,650	7,156,577	6,941,037	7,148,373	7,000,320
Interest-bearing liabilities	5,658,642	5,509,882	5,358,445	5,385,292	5,212,285	5,584,262	5,301,202
Stockholders’ equity (common)	1,070,379	1,048,596	996,745	983,133	967,142	1,059,487	968,617
Selected Ratios: (1)
Book value per common share	$73.03	$71.24	$69.76	$66.03	$66.42	$73.03	$66.42
Tangible book value per common share (2)	$46.84	$44.91	$43.28	$39.18	$39.37	$46.84	$39.37
Return on average assets	1.39%	1.33%	1.45%	0.81%	1.10%	1.36%	0.33%
Return on average common equity	11.00	10.66	12.20	6.92	9.37	10.83	2.85
Return on average tangible common equity (2)	17.36	17.07	20.22	11.62	15.95	17.22	4.86
Average equity to average assets	12.62	12.51	11.84	11.68	11.75	12.57	11.53
Stockholders’ equity to assets	12.75	12.59	12.27	11.58	11.53	12.75	11.53
Tangible common equity to tangible assets (2)	8.57	8.33	7.98	7.21	7.17	8.57	7.17
Net interest margin	3.35	3.26	3.30	3.16	3.14	3.31	3.02
Efficiency ratio	55.24	58.34	60.41	58.27	58.60	56.75	59.63
Effective tax rate	20.34	19.06	18.06	46.09	25.85	19.72	21.21
Selected Asset Quality Information:
Nonaccrual loans	$27,838	$26,677	$26,625	$29,507	$25,278	$27,838	$25,278
Other real estate owned - closed branches	768	808	808	884	958	768	958
Other real estate owned	379	437	459	1,147	520	379	520
Nonperforming assets	$28,985	$27,922	$27,892	$31,538	$26,756	$28,985	$26,756
Net loan charge-offs (recoveries)	$283	$13	$550	$101	$51	$296	$218
Allowance for credit losses-loans to loans	1.00%	1.01%	1.00%	1.01%	1.01%	1.00%	1.01%
Net charge-offs to average loans (1)	0.02	0.00	0.03	0.01	0.01	0.01	0.01
Nonperforming loans to total loans	0.43	0.42	0.42	0.47	0.41	0.43	0.41
Nonperforming assets to total assets	0.34	0.33	0.33	0.37	0.32	0.34	0.32
Stock Repurchase Information:
Common stock repurchased ($) (3)	$—	$—	$—	$—	$1,519	$—	$1,519
Common stock repurchased (shares) (3)	—	—	—	—	26,853	—	26,853
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Period End Loan Composition
Commercial & industrial	$1,358,152	$1,307,490	$1,284,009	$1,237,789	$1,318,567
Owner-occupied commercial real estate (“CRE”)	941,137	955,786	956,594	971,397	969,202
Agricultural	1,224,885	1,190,371	1,161,531	1,108,261	1,068,999
Commercial	3,524,174	3,453,647	3,402,134	3,317,447	3,356,768
CRE investment	1,198,020	1,188,722	1,142,251	1,130,938	1,108,692
Construction & land development	247,565	241,730	310,110	326,747	337,389
Commercial real estate	1,445,585	1,430,452	1,452,361	1,457,685	1,446,081
Commercial-based loans	4,969,759	4,884,099	4,854,495	4,775,132	4,802,849
Residential construction	90,904	84,370	75,726	76,289	108,095
Residential first mortgage	1,190,790	1,167,069	1,167,109	1,136,748	1,072,609
Residential junior mortgage	218,512	206,434	200,884	195,432	184,873
Residential real estate	1,500,206	1,457,873	1,443,719	1,408,469	1,365,577
Retail & other	59,169	55,645	55,728	55,656	54,350
Retail-based loans	1,559,375	1,513,518	1,499,447	1,464,125	1,419,927
Total loans	$6,529,134	$6,397,617	$6,353,942	$6,239,257	$6,222,776

Period End Deposit Composition
Noninterest-bearing demand	$1,764,806	$1,665,229	$1,958,709	$2,020,074	$2,059,939
Interest-bearing demand	1,093,621	1,121,030	1,055,520	955,746	1,030,919
Money market	1,963,559	2,027,559	1,891,287	1,933,227	1,835,523
Savings	762,529	765,084	768,401	789,045	821,803
Time	1,656,563	1,586,830	1,523,883	1,484,296	1,450,420
Total deposits	$7,241,078	$7,165,732	$7,197,800	$7,182,388	$7,198,604
Brokered transaction accounts	$250,109	$265,818	$166,861	$146,517	$173,107
Brokered time deposits	557,657	517,190	448,582	457,433	566,405
Total brokered deposits	$807,766	$783,008	$615,443	$603,950	$739,512
Customer transaction accounts	$5,334,406	$5,313,085	$5,507,056	$5,551,575	$5,575,077
Customer time deposits	1,098,906	1,069,639	1,075,301	1,026,863	884,015
Total customer deposits (core)	$6,433,312	$6,382,724	$6,582,357	$6,578,438	$6,459,092

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,496,732	$98,086	5.99%	$6,398,838	$93,744	5.81%	$6,237,757	$84,132	5.35%
Investment securities (2)	881,190	6,579	2.99%	884,775	6,197	2.80%	1,068,144	6,094	2.28%
Other interest-earning assets	355,175	4,695	5.24%	345,507	4,588	5.26%	192,034	2,357	4.87%
Total interest-earning assets	7,733,097	$109,360	5.61%	7,629,120	$104,529	5.44%	7,497,935	$92,583	4.90%
Other assets, net	748,089			751,475			730,665
Total assets	$8,481,186			$8,380,595			$8,228,600
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,665,195	$31,713	2.73%	$4,664,670	$31,256	2.69%	$4,278,502	$22,728	2.13%
Brokered deposits	831,100	9,673	4.68%	680,124	7,734	4.57%	640,643	6,612	4.14%
Total interest-bearing deposits	5,496,295	41,386	3.03%	5,344,794	38,990	2.93%	4,919,145	29,340	2.39%
Wholesale funding	162,347	2,150	5.24%	165,088	2,234	5.35%	293,140	3,678	4.96%
Total interest-bearing liabilities	5,658,642	$43,536	3.09%	5,509,882	$41,224	3.01%	5,212,285	$33,018	2.54%
Noninterest-bearing demand deposits	1,687,482			1,768,177			2,021,892
Other liabilities	64,683			53,940			27,281
Stockholders' equity	1,070,379			1,048,596			967,142
Total liabilities and stockholders' equity	$8,481,186			$8,380,595			$8,228,600
Net interest income and rate spread		$65,824	2.52%		$63,305	2.43%		$59,565	2.36%
Net interest margin			3.35%			3.26%			3.14%
Loan purchase accounting accretion (3)		$1,527	0.08%		$1,527	0.08%		$1,636	0.10%
Loan nonaccrual interest (4)		$329	0.02%		$(241)	(0.01)%		$341	0.02%

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,447,785	$191,830	5.90%	$6,219,868	$163,318	5.23%
Investment securities (2)	882,982	12,776	2.89%	1,287,123	13,340	2.07%
Other interest-earning assets	350,342	9,283	5.25%	156,353	3,893	4.96%
Total interest-earning assets	7,681,109	$213,889	5.52%	7,663,344	$180,551	4.69%
Other assets, net	749,782			735,323
Total assets	$8,430,891			$8,398,667
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,664,932	$62,969	2.71%	$4,301,792	$42,315	1.98%
Brokered deposits	755,612	17,407	4.63%	603,668	11,962	4.00%
Total interest-bearing deposits	5,420,544	80,376	2.98%	4,905,460	54,277	2.23%
Wholesale funding	163,718	4,384	5.30%	395,742	9,396	4.72%
Total interest-bearing liabilities	5,584,262	$84,760	3.05%	5,301,202	$63,673	2.42%
Noninterest-bearing demand deposits	1,727,829			2,094,860
Other liabilities	59,313			33,988
Stockholders' equity	1,059,487			968,617
Total liabilities and stockholders' equity	$8,430,891			$8,398,667
Net interest income and rate spread		$129,129	2.47%		$116,878	2.27%
Net interest margin			3.31%			3.02%
Loan purchase accounting accretion (3)		$3,055	0.08%		$3,272	0.10%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans interest above, and the related impact to net interest margin.
(4) Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Adjusted net income reconciliation: (1)
Net income (GAAP)	$29,273	$27,790	$30,661	$17,158	$22,595	$57,063	$13,697
Adjustments:
Provision expense (2)	—	—	—	—	—	—	2,340
Assets (gains) losses, net (3)	(616)	(1,909)	(5,947)	(31)	318	(2,525)	38,786
Merger-related expense	—	—	—	—	26	—	189
Contract termination charge	—	—	2,689	—	—	—	—
Adjustments subtotal	(616)	(1,909)	(3,258)	(31)	344	(2,525)	41,315
Tax on Adjustments (4)	(120)	(372)	(635)	(6)	86	(492)	10,329
Tax - Wisconsin Tax Law Change (4)	—	—	—	6,151	—	—	—
Adjusted net income (Non-GAAP)	$28,777	$26,253	$28,038	$23,284	$22,853	$55,030	$44,683
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$1.92	$1.82	$2.02	$1.14	$1.51	$3.74	$0.91
Adjusted Diluted earnings per common share (Non-GAAP)	$1.88	$1.72	$1.85	$1.54	$1.53	$3.61	$2.98
Tangible assets: (5)
Total assets	$8,557,017	$8,446,662	$8,468,678	$8,416,162	$8,482,628
Goodwill and other intangibles, net	391,421	393,183	394,366	396,208	398,194
Tangible assets	$8,165,596	$8,053,479	$8,074,312	$8,019,954	$8,084,434
Tangible common equity: (5)
Stockholders’ equity (common)	$1,091,413	$1,063,655	$1,039,007	$974,461	$977,638
Goodwill and other intangibles, net	391,421	393,183	394,366	396,208	398,194
Tangible common equity	$699,992	$670,472	$644,641	$578,253	$579,444
Tangible average common equity: (5)
Average stockholders’ equity (common)	$1,070,379	$1,048,596	$996,745	$983,133	$967,142	$1,059,487	$968,617
Average goodwill and other intangibles, net	392,171	393,961	395,158	397,052	399,080	393,066	400,140
Average tangible common equity	$678,208	$654,635	$601,587	$586,081	$568,062	$666,421	$568,477
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on a bank subordinated debt investment.
(3)Includes the gains / (losses) on other assets and investments, as well as the impact of the March 2023 balance sheet repositioning which included the sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million, with the net proceeds used to reduce FHLB borrowings and the remainder held in investable cash.
(4)In July 2023, a new Wisconsin tax law change was signed which provided financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on specific loans to existing Wisconsin-based business or agriculture purpose loans. The effective tax rate for periods prior to the July 1, 2023, effective date of this tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%. The adjusted net income reconciliation for first and second quarter 2023 is as originally reported, and has not been restated to reflect the $3 million excess tax expense of those quarters that was subsequently reversed in third quarter 2023 due to the Wisconsin tax law change. Thus, the adjusted net income reconciliation for the quarters of 2023 will not sum to the full year impact.
(5)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.